UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                   May 1, 2001
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                                 PROXYMED, INC.
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             (Exact name of registrant as specified in its charter)



          Florida                        0-22052                 65-0202059
          -------                        -------                 ----------
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)



       2555 Davie Road, Suite 110, Ft. Lauderdale, Florida       33317-7424
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             (Address of principal executive offices)            (Zip Code)



        Registrant's telephone number, including area code (954) 473-1001
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Item 2. Acquisition or Disposition of Assets.

         On May 1, 2001, the Company acquired substantially all of the assets and the business of MDP Corporation ("MDP"), a privately-owned Atlanta-based electronic claim clearinghouse and patient statement processor based in Atlanta, Georgia, for $10 million cash. The transaction required that ProxyMed pay $3 million at closing and execute a $7 million promissory note payable in 12 months. Interest on this note is payable monthly at 7% simple interest. The note is collateralized by the assets of MDP. The acquisition will be accounted for as a purchase and is expected to result in goodwill of approximately $9 million.

Item 7. Financial Statements and Exhibits.

     (a) The required audited statements of financial position, operations and cash flows of MDP Corporation as of December 31, 2000 and for the year then ended and the required unaudited statements of financial position, operations and cash flows of MDP Corporation as of April 30, 2001 and for the four months then ended will be filed within 60 days as an amendment to this Form 8-K.

     (b) The required pro forma financial information required by Item 7(b) will be filed within 60 days as an amendment to this Form 8-K.

     (c)  The following exhibits are included herein:

     Exhibit 2.1 - Asset Purchase Agreement dated April 23, 2001 between
                   ProxyMed, Inc. and MDP Corporation.


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


                                   SIGNATURES
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       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           ProxyMed, Inc.



Date May 7, 2001                           /s/ Judson E. Schmid
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                                           Judson E. Schmid, Executive Vice
                                           President and Chief Financial Officer


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


                                INDEX TO EXHIBITS


       EXHIBIT NUMBER                          DESCRIPTION
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            2.1                     Asset Purchase Agreement dated April 23,
                                    2001 between ProxyMed, Inc. and MDP
                                    Corporation.


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